                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549
                                 ____________


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               Date of report (Date of earliest event reported)
                               December 3, 1998
                               ----------------


                             SEGUE SOFTWARE, INC.
                ------------------------------------------------
               (Exact name of Registrant as Specified in Charter)

   Delaware                       0-27794                    95-4188982
-----------------               -----------              ------------------
(State or Other                 (Commission                (IRS Employer
Jurisdiction of                 File Number              Identification No.)
Incorporation)


              201 Spring Street, Lexington, Massachusetts  02421
              --------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)


      Registrant's telephone number, including area code:  (781) 402-1000
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                   INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS
          ------------------------------------

     On December 3, 1998, Segue Software, Inc. (the "Registrant") and its wholly-owned subsidiary, SSI Merger Corp. (the "Merger Sub"), entered into an Agreement and Plan of Merger dated as of the same date, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K, with Eventus Software, Inc. ("Eventus") and the stockholders of Eventus named therein pursuant to which Merger Sub was merged with and into Eventus (the "Merger").
As a result of the Merger, which will be treated for accounting purposes as a "pooling of interests" transaction, the existing stockholders of Eventus received an aggregate of 312,990 shares of the Registrant's common stock, par value $.01 per share (the "Common Stock"), and the holders of outstanding options and warrants in Eventus received options and warrants to purchase up to an aggregate of 31,952 shares of the Registrant's Common Stock. Eventus is based in San Francisco, California, and is engaged in the business of developing and marketing web management software.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
          ------------------------------------------------------------------

     (a)  Financial Statements of Business Acquired

          Not applicable.

     (b)  Pro Forma Financial Information

          Not applicable.

     (c)  Exhibits

          2.1 Agreement and Plan of Merger dated as of December 3, 1998 (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request).

                                       2
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                                 EXHIBIT INDEX

Exhibit      Name
-------      ----

2.1 Agreement and Plan of Merger dated as of December 3, 1998 (excluding schedules and exhibits, which the Registrant agrees to furnish supplementally to the Commission upon request).
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  SEGUE SOFTWARE, INC.



Date: December 17, 1998           By: /s/ Carl D. Blandino
                                      --------------------
                                      Carl D. Blandino
                                      Chief Financial Officer